Exhibit (a)(1)(iv)

NOTICE OF WITHDRAWAL

PENN VIRGINIA CORPORATION OFFER TO PURCHASE FOR CASH

ANY AND ALL OF ITS OUTSTANDING

4.50% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2012

(CUSIP No. 707882AA4)

THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, APRIL 4, 2011, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY US (SUCH TIME, AS SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE, BUT NOT THEREAFTER.

The undersigned acknowledges receipt of the Offer to Purchase, dated March 8, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and together with the Offer to Purchase, as amended and supplemented from time to time, the “Offer Documents”), constituting an offer (the “Offer”) by Penn Virginia Corporation, a Virginia corporation (the “Company”), on the terms and subject to the conditions set forth in the Offer Documents, to purchase any and all outstanding 4.50% Convertible Senior Subordinated Notes due 2012 (the “Convertible Notes”) for the cash purchase price set forth in the Offer to Purchase. In addition, holders will receive in respect of their Convertible Notes that are accepted for purchase accrued and unpaid interest on such Convertible Notes to, but excluding, the settlement date of the Offer. All amounts payable pursuant to the Offer will be rounded to the nearest cent. For further information regarding the calculation of the purchase price and for calculations of illustrative purchase prices, see “The Offer—Principal Amount of Convertible Notes; Price” in the Offer to Purchase.

Questions and requests for assistance relating to the procedures for tendering Convertible Notes and requests for additional copies of the Offer to Purchase and the Letter of Transmittal may be directed to Global Bondholder Services Corporation, as the information agent for the Offer (the “Information Agent”), at its address and telephone numbers listed on the back cover of the Offer to Purchase. Questions regarding the Offer may also be directed to J.P. Morgan Securities LLC, as the dealer manager for the Offer (the “Dealer Manager”), at its address and telephone number listed on the back cover of the Offer to Purchase.

All withdrawals of the Company’s Convertible Notes previously tendered in the Offer must comply with the procedures described under “The Offer—Withdrawal Rights” in the Offer to Purchase.

The undersigned has identified in the table below the Convertible Notes that are being withdrawn from the Offer.

DESCRIPTION OF CONVERTIBLE NOTES TO BE WITHDRAWN

	Principal Amount of Convertible Notes to be Withdrawn	Date(s) such Convertible Notes Were Tendered
CUSIP No. 707882AA4

This form should only be used for withdrawals of Convertible Notes delivered through the Depository Trust Company (“DTC”) if the undersigned needs to withdraw Convertible Notes on the Expiration Date and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for such Convertible Notes.

A DTC participant withdrawing Convertible Notes should fill out and sign this form and then fax it to Global Bondholder Services Corporation, as the depositary for the Offer (the “Depositary”), at its fax number listed on the back cover of the Offer to Purchase. Immediately after faxing this form, the DTC participant should telephone the Depositary at its telephone number listed on the back cover of the Offer to Purchase to confirm receipt and discuss any other steps it may need to take.

This form must be signed below by the applicable DTC participant as its name appears on a security position listing showing such DTC participant as the owner of the Convertible Notes being tendered. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name of DTC Participant:

Account Number(s):

Signature(s):

Capacity (Full Title):

Address (including Zip Code):

Area Code and Telephone Number:

Tax Identification or Social Security No.:

DTC Participant Number:

Transaction Code Number:

Date:

All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders and withdrawals of tenders of Convertible Notes will be determined by the Company. In the event of a dispute, a court of competent jurisdiction has the power to review and make binding determinations with respect to the Company’s determinations of these matters. The Company reserves the absolute right to reject any or all tenders or withdrawals of Convertible Notes that are not in proper form or the acceptance of which would, in the Company’s opinion, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender or withdrawal as to particular Convertible Notes. A waiver of any defect or irregularity with respect to the tender or withdrawal of any Convertible Note shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender or withdrawal of any other Convertible Notes except to the extent the Company may otherwise so provide. The Company will interpret the terms and conditions of the Offer. In the event of a dispute, a court of competent jurisdiction has the power to review and make binding determinations with respect to the Company’s interpretation of the terms and conditions of the Offer. Tenders of Convertible Notes shall not be deemed to have been made until all defects or irregularities have been waived by the Company or cured. None of the Company, the Dealer Manager, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any tender or withdrawal of any Convertible Notes, or will incur any liability to any holder of Convertible Notes for failure to give any such notification.

NONE OF THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE DEALER MANAGER, THE DEPOSITARY OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION TO ANY HOLDER OF CONVERTIBLE NOTES AS TO WHETHER TO TENDER ANY CONVERTIBLE NOTES. NONE OF THE COMPANY, ITS MANAGEMENT OR BOARD

OF DIRECTORS, THE DEALER MANAGER, THE DEPOSITARY OR THE INFORMATION AGENT HAS AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION OR GIVES ANY SUCH INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE DEALER MANAGER, THE DEPOSITARY OR THE INFORMATION AGENT.